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                                                                    EXHIBIT 99.2

                               AMENDMENT NO. 4 TO
                           SECOND AMENDED AND RESTATED
                        PREFERRED SHARE RIGHTS AGREEMENT


         This Amendment No. 4 (this "Amendment") to Second Amended and Restated Preferred Shares Rights Agreement (the "Rights Agreement") is made effective as of January 9, 2004. This Amendment is an amendment to the Rights Agreement dated August 21, 2000 between Cyberonics, Inc., a Delaware corporation (the "Company"), and Equiserve Trust Company, N.A. (referred to herein as the "Rights Agent").

                                    RECITALS

         WHEREAS, pursuant to and in compliance with Section 27 of the Rights Agreement, the Company and the Rights Agent wish to amend the Rights Agreement as set forth herein;

         NOW THEREFORE, the parties hereto agree as follows:

         Section 1. Amendments. From and after the effective date of this Amendment, the Rights Agreement shall be amended as follows:

         (a) The definition of "Exempt Person" in Section 1 of the Rights Agreement shall be amended and restated to read in its entirety as follows:

         "Exempt Person" shall mean (a) the State of Wisconsin Investment Board ("SWIB"), unless such entity taken together with its Affiliates and Associates shall become the Beneficial Owner of 20% or more of the Common Shares outstanding subject to the same exceptions provided in the second and third sentences of the definition of "Acquiring Person" except that the reference to "15%" in such sentences shall be "20%" in the case of SWIB, and (b) Boston Scientific Corporation ("BSX"), unless such entity taken together with its Affiliates and Associates shall become the Beneficial Owner of 20% or more of the Common Shares outstanding subject to the same exceptions provided in the second and third sentences of the definition of "Acquiring Person" except that the reference to "15%" in such sentences shall be "20%" in the case of BSX, or such percentage that is less than 20% as shall be held by BSX as of the close of business on the tenth business day following the earlier of the expiration or termination of the Hart Scott Rodino Act waiting period, but in no event later than February 28, 2004.

         Section 2. Remainder of Agreement Not Affected. Except as set forth in
Section 1 hereof, the terms and provisions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

         Section 3. Authority. Each party represents that such party has full power and authority to enter into this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.


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         Section 4. Definitions, References.

         (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement shall have the meaning assigned to such term in the Rights Agreement.

         (b) On and after the effective date of this Amendment (i) all references in the Rights Agreement, including Exhibits B and C to the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment, and all prior amendments, and (ii) all references to "hereof," "hereunder," "herein," "hereby" and other similar references contained in the Rights Agreement as well as each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall refer to the Rights Agreement, as amended.

         Section 5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                    CYBERONICS, INC.


                                    By: /s/ Robert P. Cummins
                                       -----------------------------------------
                                        Robert P. Cummins
                                        Chief Executive Officer and President


                                    EQUISERVE TRUST COMPANY, N.A.


                                    By: /s/ Joshua P. McGinn
                                       -----------------------------------------
                                        Joshua P. McGinn
                                        Senior Account Manager
                                        EquiServe Trust Company


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